UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 4, 2015, Flotek Industries, Inc. (the “Company”) announced that its Board of Directors had authorized a new share repurchase program allowing the Company to repurchase up to $50 million of the Company’s common stock. The Company’s Board of Directors had previously authorized a share repurchase program under which the remaining authorized amount is approximately $8.0 million. The Company intends to complete the existing repurchase program before repurchasing shares under the new program. Under the new program, the Company’s common stock could be purchased through a combination of discretionary purchases on the open market or in privately negotiated transactions as permitted under Securities Exchange Act of 1934 Rule 10b-18. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release announcing the approval of the new share repurchase program.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated June 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: June 4, 2015	/s/ Robert M. Schmitz
Robert M. Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 4, 2015.